Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	John McCallion
(212) 578-7888

METLIFE ANNOUNCES BOARD MEMBER RESIGNATION

NEW YORK, April 24, 2012 – MetLife, Inc. (NYSE: MET) announced today that board member Eduardo Castro-Wright voluntarily resigned, effective immediately, from the boards of directors of MetLife, Inc. and Metropolitan Life Insurance Company, due to personal reasons.

Castro-Wright was first elected to the MetLife boards in March 2008.

MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers in over 50 countries. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia Pacific, Europe and the Middle East. For more information, visit www.metlife.com.

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